EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Lindsay Corporation:
We consent to the incorporation by reference in the Registration Statement (No. 333-131663, No. 333-87806 and No. 333-140375) on Forms S-8 of Lindsay Corporation of our reports dated November 12, 2007, with respect to the consolidated balance sheets of Lindsay Corporation and subsidiaries (the Company) as of August 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 2007, and related financial statement schedule, and our report dated November 12, 2007, with respect to the effectiveness of the Company’s internal control over financial reporting as of August 31, 2007, which reports appear in the August 31, 2007 Annual Report on Form 10-K of Lindsay Corporation.
Our report dated November 12, 2007 on the effectiveness of internal control over financial reporting as of August 31, 2007 contains an explanatory paragraph that states Lindsay Corporation acquired Snoline S.P.A. during the second quarter of fiscal 2007, and management excluded this subsidiary from its assessment of the effectiveness of Lindsay Corporation’s internal control over financial reporting as of August 31, 2007. Snoline S.P.A.’s internal control over financial reporting is associated with total assets of $29.5 million and total revenues of $11.9 million, included in the consolidated financial statements of Lindsay Corporation and subsidiaries as of and for the year ended August 31, 2007. Our audit of internal control over financial reporting of Lindsay Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of Snoline S.P.A.
Our report dated November 12, 2007, on the consolidated financial statements as of August 31, 2007 refers to a change in the method of accounting for defined benefit pension and other postretirement plans effective as of August 31, 2007 and stock based compensation effective September 1, 2005
/s/ KPMG LLP
Omaha, Nebraska
November 12, 2007

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